UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __ )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Raymond James Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(The following is the text of information to be posted by management on various Company internal communications media, sent by e-mail, or provided by means of oral presentations to groups of employees.)

RJNET NEWS ITEMS

Let Your Voice Be Heard: Vote Your RJF Shares
Review the Raymond James Financial, Inc. (RJF) proxy materials and learn how to vote your shares. Your vote is important, no matter the size of your holdings.

When is the 2022 Annual Meeting of Shareholders?

All associates and shareholders are invited to attend the virtual 2022 Annual Meeting of Shareholders at 4:30 p.m. ET on Thursday, February 24, 2022, at www.virtualshareholdermeeting.com/RJF2022.

How do I vote my shares?

RJF shareholders have the right to vote in Board elections and on certain other significant matters. Please vote all of your shares, and keep in mind that:

•As a shareholder, you may hold your Raymond James shares in up to three different ways.
•If you own shares in more than one form, you will have to vote each separately.
•Different deadlines apply to voting different forms of share ownership, so be sure to review the proxy statement for full details.

Learn how to vote your shares:

•View the image below, and
•Read voting deadlines and instructions in the proxy materials.

# Be heard
## Your vote matters

As an RJF shareholder, you have the right to vote in Board elections and on certain other significant matters. You may hold your Raymond James shares in up to three different ways.

If you own shares in more than one form, you will have to vote each separately. Please vote all of your shares. In addition, different deadlines apply to voting different forms of share ownership – please see the proxy statement for full details.

### 1 What are the different forms of share ownership?

- Beneficial owner holding shares in a regular brokerage account (including via the Employee Stock Purchase Program)
- Participant in the Employee Stock Ownership Plan (ESOP)
- Registered shareholder (whose name is directly listed on our share register)

### 2 How will you receive your proxy materials?

- Online, using the link provided in your Notice of Internet Availability
- By physical mail, if you own more than a certain number of shares or have requested physical copies
- By email, if you have so elected or participate as an employee in the ESOP

### 3 How can you vote your shares?

- By mail
- Online
- By telephone
- At the virtual Annual Shareholders' Meeting (for record holders and beneficial owners; this does not apply to shares in an ESOP account)

For assistance, or to obtain additional copies of our proxy materials, please call our proxy solicitor, MacKenzie Partners, at **800.322.2885.**

What will be voted on?

The following proposals will be voted upon at the Annual Shareholders’ Meeting:

1.    To elect eleven (11) director nominees to the Board of Directors, to hold office until the Annual Shareholders’ Meeting in 2023;
2.    To hold an advisory vote on executive compensation;
3.    To approve the following amendments to our Articles of Incorporation:
3a.    Increase the number of authorized shares;
3b.    Restate or revise certain provisions governing the capital stock of the company; and
3c.    Make certain miscellaneous updates.
4.    To ratify the appointment of KPMG LLP as the company’s independent registered public accounting firm for the fiscal year ending September 30, 2022; and
5.    To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote “FOR” all of the nominees listed and “FOR” Proposals 2, 3a, 3b, 3c and 4.

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